QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

Consent of John T. Boyd Company

        We hereby consent to the reference to John T. Boyd Company in the Preliminary Prospectus contained in the Registration Statement on Form S-4 of Foundation PA Coal Company and Foundation Coal Corporation, and any amendments thereto relating to certain coal reserve information.

JOHN T. BOYD COMPANY
By:	/s/ JOHN T. BOYD II
Name: John T. Boyd II Title: General Counsel

QuickLinks

Consent of John T. Boyd Company